UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9191 Towne Centre Drive, Suite 400, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2015, Neothetics, Inc. (the “Company”) entered into a Tenth Amendment to the Lease (the “Lease Amendment”) with LJ Gateway Office LLC (the “Landlord”). The Lease Amendment amends the Lease dated July 3, 2008, as amended (collectively, the “Lease”) for the office spaces located at Suite Nos. 400 and 450, 9191 Towne Centre Drive, San Diego California (the “Original Premises”) and Suite No. 270, 9171 Towne Centre Drive, San Diego, California (the “New Premises”).

The Lease Amendment extends the term of the Lease covering approximately 6,119 rentable square feet located at the Original Premises, from December 31, 2014 through the date upon which the New Premises is ready for occupancy, which is expected to be on or around March 1, 2015 (the “Original Premises Term Expiration”). The Lease Amendment provides a new term of the Lease covering approximately 11,107 rentable square feet located at the New Premises from the Original Premises Term Expiration through 60 full calendar months following the Original Premises Term Expiration (the “New Premises Term”). The monthly rent for the Original Premises shall remain at the existing monthly rental rate of $2.85 per square foot or $17,439 per month. Under the terms of the Lease Amendment, commencing on the New Premises Term, the base monthly rent for the New Premises will be $2.75 per square foot or $30,544 per month. The base rent payable under the Lease Amendment for the New Premises increases based on predetermined values per rental square foot each calendar year, up to a maximum of $3.28 per rentable square foot per month or $36,431 monthly rent from months 49 to 60 of the New Premises Term. So long as the Company is not in default of the Lease, the Lease Amendment provides that the Company may extend the New Premises Term for an additional 60 months by delivering notice not less than nine months nor more than 12 months prior to the expiration date of the New Premises Term at a monthly rent at the prevailing market rental rates for comparable and similarly improved office space and building in the same market as the New Premises.

In addition, the Lease Amendment provides for certain project and tenant improvements made by the Landlord for the New Premises, obligations for the Company to pay its proportionate share of building costs and property taxes, a return of the original security deposit of $16,828 in favor of a newly issued letter of credit in the amount of $200,000 (which such letter of credit can be reduced on an annual basis during the New Premises Term) and the leasing of unreserved parking spaces.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which has been filed previously by the Company as an exhibit to its Registration Statement on Form S-1, and the Lease Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: January 21, 2015	By:	/s/ George W. Mahaffey
George W. Mahaffey
President and Chief Executive Officer